UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communions pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 3, 2024, Golub Capital BDC, Inc. (the “Company”) issued an additional $150 million in aggregate principal amount of its 6.000% Notes due 2029 (the “New Notes”). The New Notes were issued as additional notes under the base indenture, dated October 2, 2020 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated February 1, 2024 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company initially issued $600 million in aggregate principal amount of the 6.000% Notes due 2029 (the “Existing Notes” and together with the New Notes, the “Notes”) on February 1, 2024.

The New Notes are being treated as a single series with the Existing Notes under the Indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The New Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes. Upon issuance of the New Notes, the outstanding aggregate principal amount of the Company’s 6.000% Notes due 2029 became $750,000,000.

The Notes mature on July 15, 2029, unless previously redeemed or repurchased in accordance with their terms. The Notes bear interest at a rate of 6.000% per year payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2025 for the New Notes. The Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes; equal in right of payment to the Company’s existing and future indebtedness or other obligations that are not so subordinated or junior; effectively junior to any of the Company’s secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to June 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date, or (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fifth Supplemental Indenture) plus 35 basis points less (b) interest accrued to the date of redemption. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. No sinking fund is provided for the Notes. In addition, if a Change of Control Repurchase Event (as defined in the Fifth Supplemental Indenture) occurs in respect of the Company, holders of the Notes may require the Company to repurchase for cash some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Company expects to use the net proceeds of this offering to repay outstanding indebtedness under the Company’s senior secured revolving credit facility with JPMorgan Chase Bank, N.A. (the “JPM Credit Facility”) or the $386.6 million term debt securitization issued by Golub Capital BDC 3 CLO 2 LLC, a Delaware limited liability company and indirect subsidiary of the Company, acquired as part of the Company’s June 2024 acquisition of Golub Capital BDC 3, Inc. However, the Company may reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with its investment strategy.

The New Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-265509) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated November 25, 2024, a final prospectus supplement dated November 25, 2024 and the pricing term sheet filed with the SEC on November 25, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on December 3, 2024.

The description above is only a summary of the material provisions of the Base Indenture, the Fifth Supplemental Indenture, and the Notes and is qualified in its entirety by reference to copies of the Base Indenture, the Fifth Supplemental Indenture, and the form of global note representing the Notes, respectively, each incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of October 2, 2020, by and between Golub Capital BDC, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 2, 2020)
4.2	Fifth Supplemental Indenture, dated as of February 1, 2024, relating to the 6.000% Notes due 2029, by and between Golub Capital BDC, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 1, 2024)
4.3	Form of Global Note with respect to 6.000% Notes due 2029 (included in Exhibit 4.2 to the Current Report on Form 8-K filed on February 1, 2024 and incorporated by reference herein)
5.1	Opinion of Eversheds Sutherland (US) LLP
23.1	Consent of Eversheds Sutherland (US) LLP (contained in the opinion filed as Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: December 3, 2024	By:	/s/ Christopher C. Ericson
Christopher C. Ericson
Chief Financial Officer and Treasurer